EXHIBIT 11

                       CUMMINS ENGINE COMPANY, INC.
              SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
           FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1997
           ___________________________________________________



                                                     Weighted
                                             Net     Average   Per-share
Millions, Except per Share Amounts         Earnings   Shares    Amount
__________________________________         ________  ________  _________

1997
____

Basic                                        $212      38.2      $5.55
Options                                         -        .5
                                             ____      ____
Diluted                                      $212      38.7      $5.48
                                             ____      ____
1996
____

Basic                                        $160      39.8      $4.02
Options                                         -        .1
                                             ____      ____
Diluted                                      $160      39.9      $4.01
                                             ____      ____

1995
____

Basic                                        $224      40.6      $5.53
Options                                         -        .1
                                             ____      ____
Diluted                                      $224      40.7      $5.52